RLF1 31428982v.1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE SANGAMO THERAPEUTICS, INC. ) ) ) C.A. No. 2024-____-___ VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205 Petitioner Sangamo Therapeutics, Inc. (“Sangamo” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a corporate act as follows: NATURE OF THE ACTION 1. Sangamo seeks to validate an amendment to its certificate of incorporation which increased its number of the authorized shares of common stock from 640,000,000 to 960,000,000 (the “Common Stock Increase Amendment”). At Sangamo’s June 4, 2024 annual meeting, the holders of a majority of the outstanding shares of common stock of Sangamo approved the Common Stock Increase Amendment. That same day, Sangamo filed a Certificate of Amendment of the Restated Certificate of Incorporation of Sangamo Therapeutics, Inc. (the “Certificate of Amendment”) with the Delaware Secretary of State to effectuate the Common Stock Increase Amendment. 2. Prior to the vote, Sangamo filed a Schedule 14A proxy statement (the “Proxy Statement”) on April 19, 2024. A true and correct copy of the Proxy Statement is attached hereto as Exhibit 1. The Proxy Statement described the voting EFiled: Aug 29 2024 03:35PM EDT Transaction ID 74170329 Case No. 2024-0911-

2 RLF1 31428982v.1 threshold needed to approve the Common Stock Increase Amendment as requiring an affirmative vote of a majority of all votes cast at the annual meeting. This threshold applied pursuant to 8 Del. C. §242(d)(2), which became effective on August 1, 2023 and was intended to make it easier for public corporations to obtain stockholder approval of certificate of incorporation amendments to (among other things) increase the number of authorized shares of common stock. 3. A purported Sangamo stockholder, however, has alleged that the Proxy Statement’s description of the voting standard applicable to the Common Stock Increase Amendment was materially false and misleading and accordingly that the Common Stock Increase Amendment was not validly authorized. The purported stockholder claims that the correct voting threshold for the Common Stock Increase Amendment was the affirmative vote of the holders of a majority in voting power of the outstanding stock of Sangamo—the vote that was actually achieved at the annual meeting. While Sangamo believes that this claim is inaccurate, these claims have nonetheless cast doubt on Sangamo’s capital structure and threatened Sangamo’s ability to use the newly authorized shares for equity fundraising and other corporate purposes. As a result, and notwithstanding that Sangamo believes the Proxy Statement correctly disclosed the appropriate voting standard for the Common Stock Increase Amendment consistent with Section 242(d)(2), validation is necessary to

3 RLF1 31428982v.1 establish certainty and avoid harm to Sangamo, its stockholders, its employees, and other market participants. 4. Ratification and validation by the Court of the Common Stock Increase Amendment and the Certificate of Amendment is appropriate under Section 205. Sangamo believed in good faith that the Common Stock Increase Amendment was validly approved and has treated the amendment as such. Sangamo is aware of no harm that would arise from validation, but believes significant uncertainty and harm will arise if this Court declines to validate the Common Stock Increase Amendment. Even if the purported stockholder is correct that a “majority of the outstanding” standard applied—which it did not—that vote was in fact obtained. Finally, ratification and validation would be consistent with the plain terms, legislative history, and policy underlying the newly adopted Section 242(d)(2). Therefore, Sangamo respectfully requests that the Court ratify and validate the Common Stock Increase Amendment and the Certificate of Amendment. JURISDICTION AND PARTIES 5. This Court has subject matter jurisdiction over this action because Sangamo seeks to validate a corporate act pursuant to 8 Del. C. § 205 and “[t]he Court of Chancery is [] vested with exclusive jurisdiction to hear and determine” such actions. 8 Del. C. § 205.

4 RLF1 31428982v.1 6. Petitioner Sangamo Therapeutics, Inc. is a Delaware corporation with its principal place of business located in Richmond, California. Sangamo is a genomic medicine company dedicated to translating groundbreaking science into medicines that transform the lives of patients and families afflicted with serious neurological diseases. FACTUAL ALLEGATIONS I. The Statutory Framework to Increase Authorized Number of Shares 7. 8 Del. C. § 242 governs how Delaware corporations may amend their certificates of incorporation. For purposes of increasing the number of authorized shares of certain classes of stock, Section 242(b)(2) provides that (b) [e]very amendment authorized by subsection (a) of this section shall be made and effected in the following manner: …. (2) The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the original certificate of incorporation, in any amendment thereto which created such class or classes of stock or

5 RLF1 31428982v.1 which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock. 8 Del. C. §242(b)(2). 8. In recent years, there has been an increase in the number of “retail” investors who own stock in public companies but are less likely to attend annual meetings. See Richards, Layton & Finger, P.A., 2023 Proposed Amendments to the General Corporation Law of the State of Delaware (May 1, 2023), available at https://www.rlf.com/2023-proposed-amendments-to-the-general-corporation-law- of-the-state-of-delaware/. 9. As a result of these trends, prior to the 2023 amendments to the Delaware General Corporation Law enacting Section 242(d)(2), many public corporations encountered difficulty in securing the necessary votes for amendments to certificates of incorporation due to diminished turnout at stockholder meetings despite often receiving substantial support for the amendments from the stockholders who actually did vote on them. 10. In 2023, the General Assembly responded to this issue by amending Section 242 to add subsection (d). The newly added Section 242(d)(2), which took effect on August 1, 2023, provides that: (d) Notwithstanding the provisions of subsection (b) of this section, unless otherwise expressly required by the certificate of incorporation:

6 RLF1 31428982v.1 …. (2) An amendment to increase or decrease the authorized number of shares of a class of capital stock or an amendment to reclassify by combining the issued shares of a class of capital stock into a lesser number of issued shares of the same class of stock may be made and effected, without obtaining the vote or votes of stockholders otherwise required by subsection (b) of this section if: (A) the shares of such class are listed on a national securities exchange immediately before such amendment becomes effective and meet the listing requirements of such national securities exchange relating to the minimum number of holders immediately after such amendment becomes effective, (B) at a meeting called in accordance with paragraph (b)(1) of this section, a vote of the stockholders entitled to vote thereon, voting as a single class, is taken for and against the proposed amendment, and the votes cast for the amendment exceed the votes cast against the amendment, and (C) if the amendment increases or decreases the authorized number of shares of a class of capital stock for which no provision has been made pursuant to the last sentence of paragraph (b)(2) of this section, the votes cast for the amendment by the holders of such class exceed the votes cast against the amendment by the holders of such class. 8 Del. C. § 242(d)(2). 11. The effect and intent behind Section 242(d)(2) is clear. Section 242(d)(2) was designed to make it easier for public companies to obtain stockholder approval of amendments to certificates of incorporation changing the authorized share count and to achieve that result by providing that if the conditions of Section 242(d)(2) are satisfied, the default voting threshold required to increase the number of authorized shares for a public corporation decreases from an affirmative vote of

7 RLF1 31428982v.1 holders of a majority of all outstanding shares to an affirmative vote of holders of a majority of shares cast at the stockholder meeting at which the amendment is voted. II. Sangamo Seeks to Increase Its Number of Authorized Shares 12. On March 28, 2024, Sangamo’s board of directors (the “Board”) adopted a resolution approving an amendment to Sangamo’s certificate of incorporation which would increase the number of authorized shares of Sangamo’s common stock from 640,000,000 to 960,000,000. On April 3, 2024, Sangamo announced that it would submit the Common Stock Increase Amendment for stockholder approval at Sangamo’s annual meeting scheduled for June 4, 2024. 13. On April 19, 2024, Sangamo filed the Proxy Statement with the United States Securities and Exchange Commission. In the Proxy Statement, Sangamo explained that it was in a precarious financial position and that it needed to increase the number of authorized shares to assist with fundraising activities. Specifically, Sangamo noted that it had “incurred significant operating losses and negative operating cash flows since inception and [had] not achieved profitability.” Ex. 1 at 40. Historically, Sangamo had “funded [its] operations primarily through the issuance of equity securities, payments from corporate collaborators and strategic partners and research grants.” Id. 14. However, Sangamo expected “capital outlays and operating expenditures to increase in the next several years” but lacked a credit facility or

8 RLF1 31428982v.1 committed sources of capital. Id. at 41. Sangamo predicted it only had enough cash and other assets to fund its operation through the third quarter of 2024. Id. Its “ability to execute [its] operating plan and to continue to operate as a going concern [was] therefore dependent upon [its] ability to raise substantial additional capital to fund [its] operations and support [its] research and development activities.” Id. 15. Sangamo also explained that its “success depends in part on [the Company’s] continued ability to retain and motivate highly qualified management and clinical personnel.” Id. 16. Therefore, the Board “believe[d] it [was] appropriate to increase [the Company’s] authorized shares of common stock so that [it had] shares of common stock available to provide additional flexibility to promptly and appropriately use [its] common stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for [its] employees and other eligible service providers.” Id. 17. The Proxy Statement provided that the threshold to approve the Common Stock Increase Amendment was the affirmative vote of holders of “a majority of the votes cast on” the proposal. Id. at 42. Accordingly, the Proxy Statement explained that stockholder abstentions would have “no effect.” Id. at 6.

9 RLF1 31428982v.1 III. A Purported Stockholder Challenges the Authorized Share Increase 18. On May 15, 2024, a purported stockholder, Trevor Sell, sent a demand to the Board. A true and correct copy of Mr. Sell’s letter is attached hereto as Exhibit 2.1 Mr. Sell claimed that the Proxy Statement made “false and misleading statements” concerning (i) the voting threshold to approve the Common Stock Increase Amendment and (ii) the effect of abstentions on the vote on the Common Stock Increase Amendment. According to Mr. Sell, Article IV.C of Sangamo’s certificate of incorporation required the affirmative vote of the holders of a majority in voting power of the outstanding stock of Sangamo. A true and correct copy of Sangamo’s pre-amendment certificate of incorporation is attached hereto as Exhibit 3. Article IV.C states that [t]he number of shares of authorized Common Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware. Ex. 3. 1 Sangamo received a similar letter from another purported stockholder on April 4, 2024. Sangamo, after consulting with outside legal counsel, responded to that demand disputing the purported stockholder’s claims. That stockholder has not pursued the demand further.

10 RLF1 31428982v.1 19. Mr. Sell demanded that the Board cause Sangamo to issue “corrective” disclosures consistent with his demand. See Ex. 2. 20. Sangamo disagreed. On May 24, 2024, Sangamo, after consulting with outside legal counsel, responded with a letter explaining that its disclosures were accurate and consistent with Delaware and federal securities law. A true and correct copy of Sangamo’s response letter is attached hereto as Exhibit 4. Over the next week, the parties exchanged correspondence disputing Article IV.C’s applicability in light of Section 242(d)(2) and the proper threshold for the vote on the Common Stock Increase Amendment. True and correct copies of these letters are attached hereto as Exhibits 5 and 6. 21. As detailed in Sangamo’s letters, Section 242(d)(2) was added to the DGCL to lower the default stockholder vote threshold for certain corporate transactions to a “majority of the votes cast” standard. The intent behind the amendment was to make it easier, not harder, for public corporations to increase their number of authorized shares. 22. Article IV.C is an opt-out provision contemplated by Section 242(b)(2). Provisions like the one in Article IV.C allow a corporation to opt out of Section 242(b)(2)’s default requirement that each class of stock affected by a share increase amendment separately approve the amendment by including a provision that states that “[t]he number of authorized shares of any such class or classes of stock may be

11 RLF1 31428982v.1 increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection.” Like the certificates of incorporation of many public companies, Article IV.C repeats the opt-out language of Section 242(b)(2) nearly verbatim. 23. Mr. Sell’s assertion that Article IV.C, a provision that has been in Sangamo’s certificate of incorporation since Sangamo’s initial public offering in 2000 and pre-dated the adoption of Section 242(d)(2), is sufficient to override the “votes cast” standard set forth in Section 242(d)(2) by merely reciting the statutory language of Section 242(b)(2) is not plausible. Although Section 242(d) does permit corporations to deviate from Section 242(d)(2)’s default “votes cast” standard, any such opt-out must be “expressly required by the certificate of incorporation.” The General Assembly was well-aware of the fact that many public companies, which were the intended beneficiaries of the new amendments, have certificates of incorporation containing Section 242(b)(2) opt-out provisions when it crafted the legislation enacting Section 242(d). In fact, the legislative synopsis to Senate Bill 114 goes so far as to affirmatively explain the meaning of the foregoing lead-in language:

12 RLF1 31428982v.1 Notably, the “unless otherwise expressly required by the certificate of incorporation” lead-in to subsection (d) permits a corporation to “opt in” to the stockholder votes that otherwise would be required under subsection (b) in connection with any subdivision or combination of the issued shares or increase or decrease in the authorized number of shares contemplated by subsection (d). Any such provision in the certificate of incorporation must expressly state that the stockholder vote otherwise required under subsection (b) is required to adopt any amendment to the certificate of incorporation specified in subsection (d) or must expressly “opt out” of the provisions of subsection (d). A general recitation in the certificate of incorporation of the vote generally required under subsection (b) without a specific reference to the amendments specified in subsection (d) is not sufficient. Synopsis, S.B. No. 114, 152nd Gen. Assem. (May 4, 2024), available at https://legis.delaware.gov/BillDetail?LegislationId=130325. Put simply: Article IV.C is a Section 242(b)(2) opt-out provision containing a “general recitation” of the class vote opt-out language of Section 242(b)(2) and was not intended, nor is it sufficient, to “opt out” of the “votes cast” standard provided by Section 242(d)(2). 24. Sangamo believed, and continues to believe, that Article IV.C does not set forth the voting standard governing the Common Stock Increase Amendment. Mr. Sell’s interpretation of Article IV.C would undermine not only the plain language and legislative history of Section 242(d)(2), but also the public policy underpinning Section 242(d)(2) by making it impossible for many public companies to take advantage of the lower voting standard that the General Assembly intended to provide for authorized share increase amendments.

13 RLF1 31428982v.1 IV. Sell’s Complaint 25. On June 3, 2024, immediately prior to the annual meeting, Mr. Sell filed a public complaint (the “Complaint”) in the Court of Chancery, styled Sell v. Macrae, C.A. No. 2024-0593-PAF. Trans. ID 73293695. 26. In the Complaint, Mr. Sell asserts that “Sangamo’s Certificate expressly provides for a higher standard than the votes-cast standard applicable to proposals to amend corporate charters to increase the number of authorized shares that is provided for in Section 242(d)(2) of the DGCL,” Complaint ¶ 6, and requests a declaration that “any amendment to [Sangamo’s certificate of incorporation] pursuant to the [Common Stock Increase Amendment] was not validly authorized by Sangamo’s stockholders,” id. ¶ 55. Moreover, Mr. Sell seeks to “enjoin[] the implication of the amendment to the [certificate of incorporation] contemplated by the [Common Stock Increase Amendment] if implemented based on the current form of the Proxy.” Id., Prayer for Relief D. 27. As a result, Mr. Sell’s Complaint, although substantively incorrect, has introduced uncertainty over the validity of Sangamo’s capital structure.

14 RLF1 31428982v.1 V. Holders of a Majority of the Voting Power of the Outstanding Common Stock Approve the Common Stock Increase Amendment 28. On June 4, 2024, Sangamo held its annual meeting. On the record date of the meeting, 207,495,609 shares of common stock were outstanding and entitled to vote. Ex. 1 at 7. At the meeting, 107,950,334 votes were cast in favor of the Common Stock Increase Amendment (reflecting approximately 52% of the outstanding shares and approximately 92% of the votes cast at the meeting), 8,623,071 votes were cast in opposition to the Common Stock Increase Amendment, and 717,937 abstained. A true and correct copy of the inspector of elections report is attached hereto as Exhibit 7. A true and correct copy of the Company’s Form 8- K, dated June 5, 2024, announcing the results, is attached hereto as Exhibit 8. 29. Regardless of whether the appropriate threshold was a majority of the shares outstanding or voted at the meeting, the Common Stock Increase Amendment was validly approved by the stockholders.2 That same day, Sangamo filed the 2 These voting results demonstrate that even if Mr. Sell is correct that the Proxy Statement disclosed the wrong voting standard, that error could not possibly have resulted in harm to the Company or its stockholders. A failure to vote results in a vote against proposals subject to a “majority of the outstanding” standard but has no effect on proposals subject to a “votes cast” standard. Thus, opponents of proposals can just stay home (and not cast any votes) to be counted effectively as votes “against” proposals subject to “majority of the outstanding” standards, but must affirmatively cast votes against proposals subject to “votes cast” standards if they want them to fail. The Common Stock Increase Amendment cleared the more onerous “majority of the outstanding” threshold despite that proposal’s opponents being maximally incentivized to cast votes against it.

15 RLF1 31428982v.1 Certificate of Amendment with the Delaware Secretary of State which effectuated the Common Stock Increase Amendment. VI. The Court’s Authority Under Section 205(a) 30. Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4). 31. A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). 32. Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

16 RLF1 31428982v.1 33. Here, Sangamo believes that the Common Stock Increase Amendment was validly approved and adopted. However, Sangamo would like to resolve any uncertainty caused by the Complaint. VII. Section 205 Factors 34. Section 205(d) of the DGCL sets forth the following factors that the Court may consider when determining whether to validate and declare valid and effective corporate acts: (1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation; (2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid; (3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated; (4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and (5) Any other factors or considerations the Court deems just and equitable. 8 Del. C. § 205. Each supports validation.

17 RLF1 31428982v.1 Good Faith Belief 35. As discussed above, at all relevant times Sangamo and the Board believed in good faith that the Common Stock Increase Amendment was validly adopted in compliance with Delaware and federal securities law. 36. Given the plain language and intent of the newly adopted Section 242(d)(2), Sangamo believed and believes that the lowered standard applied to the Common Stock Increase Amendment. Sangamo disagrees with Mr. Sell’s assertions that Section 242(d)(2) was inapplicable. Treatment of Common Stock Increase Amendment 37. Immediately after the annual meeting on June 4, 2024, Sangamo filed the Certificate of Amendment to effectuate the Common Stock Increase Amendment. 38. Since the filing of the Certificate of Amendment, Sangamo, its business partners, its investors, and its employees have treated the Certificate of Amendment as valid. Sangamo must continue to conduct capital-raising activities vital to its survival, and those financings may require the issuance of newly authorized common stock. Harm Arising From Ratification and Validation 39. Nobody will be harmed by the ratification of the Common Stock Increase Amendment or Certificate of Amendment.

18 RLF1 31428982v.1 40. Rather, validation would only confirm the uniform understanding of Sangamo, its stockholders, potential investors, and all other relevant market participants and other constituents that these corporate acts were valid, thereby giving effect to the understanding and belief of all relevant persons. Put simply, validation will restore certainty to Sangamo’s capital structure. 41. In addition, validation will not disenfranchise Sangamo’s stockholders. As discussed above, Sangamo’s stockholders who opposed the Common Stock Increase Amendment were incentivized to affirmatively vote their shares against the proposal under the disclosed “votes cast” standard. See supra ¶ 29 n.2. Because holders of a majority of Sangamo’s outstanding voting power approved the proposal despite that incentive structure, validation will not disenfranchise opposing stockholders. Harm Arising From the Failure to Ratify and Validate 42. On the other hand, there would be severe consequences if the Common Stock Increase Amendment and Certificate of Amendment are not validated. At the time that the Common Stock Increase Amendment was proposed, Sangamo was in a precarious financial condition. Indeed, Sangamo expected that it only had enough cash and other assets to operate through the third quarter of 2024. Sangamo continues to experience concerns about its short cash runway, currently expected to fund the company only into the first quarter of 2025.

19 RLF1 31428982v.1 43. Without validation, Sangamo may be unable to conduct the capital- raising activities necessary to operate as a going concern and execute its business plan. Instead, Sangamo will be required to restart the amendment process or seek stockholder ratification of the Common Stock Increase Amendment, which would require calling and holding another meeting of stockholders at a time when Sangamo can little afford incurring additional costs. 44. Beyond the harm to Sangamo, stockholders representing a majority of Sangamo’s outstanding voting power already approved of the Common Stock Increase Amendment. The uncertainty that would loom over Sangamo’s capital structure absent a validation also threatens serious harm to those stockholders and market participants. 45. Finally, Sangamo maintains an equity incentive program to retain talented employees, directors, and officers. The failure to validate the Common Stock Increase Amendment limits Sangamo’s ability to operate that equity incentive program to ensure efficient management and operation. Other Factors 46. The policy underlying the passage of Section 242(d)(2) was, in part, to make it easier for public corporations to increase or decrease their number of authorized shares of common stock given the recent market conditions. And Article

20 RLF1 31428982v.1 IV.C is a standard Section 242(b)(2) opt-out provision which is not intended to and does not expressly override Section 242(d)(2). 47. Given the prevalence of these standard opt-out provisions that merely recite the statutory language of Section 242(b)(2) among public companies, the amended statute’s influence will effectively be neutered if provisions like Article IV.C also operate as opt-outs of Section 242(d)(2). That would frustrate the entire point of Section 242(d)(2)—to make it easier for corporations to do precisely what Sangamo did. 48. Additionally, the “self-help” ratification procedure of Section 204 is not a practical avenue to ratify the Common Stock Increase Amendment. That procedure would pose significant costs and delays associated with convening another stockholder meeting and will not provide the immediate relief that Sangamo needs in order to raise capital now to continue to fund its operations. COUNT ONE (Validation of Corporate Act Under 8 Del. C. § 205) 49. Sangamo repeats and reiterates the allegations above as if fully set forth herein. 50. Sangamo is authorized to bring this petition under 8 Del. C. § 205(a). 51. Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any corporate act and/or any defective corporate act. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the

21 RLF1 31428982v.1 corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2). 52. Sangamo filed the Certificate of Amendment and effectuated the Common Stock Increase Amendment with the good faith belief it was adopted in compliance with Delaware and federal securities law. 53. Sangamo has treated the Common Stock Increase Amendment as valid and treated all acts in reliance on the Common Stock Increase Amendment as valid. 54. Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the Common Stock Increase Amendment and treated all acts in reliance on the Common Stock Increase Amendment as valid. 55. On information and belief, no persons would be harmed by the validation of the Common Stock Increase Amendment. The results of the vote on the Common Stock Increase Amendment and the filing of the Certificate of Amendment thereafter were all disclosed publicly, and actions have been taken in reliance thereon.

22 RLF1 31428982v.1 56. On the other hand, Sangamo, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court. PRAYER FOR RELIEF WHEREFORE, Sangamo respectfully requests that this Court enter an order as follows: A. Validating and declaring effective the Common Stock Increase Amendment, including the filing and effectiveness of the Certificate of Amendment; and B. Granting such other and further relief as this Court deems proper. Dated: August 29, 2024 /s/ Kevin M. Gallagher Kevin M. Gallagher (#5337) Alexander M. Krischik (#6233) Nicholas F. Mastria (#7085) RICHARDS, LAYTON & FINGER, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 gallagher@rlf.com krischik@rlf.com mastria@rlf.com Attorneys for Petitioner Sangamo Therapeutics, Inc.